Exhibit 5.1

January 12, 2026

Kairos Pharma, Ltd.

2355 Westwood Blvd., #139

Los Angeles CA 90064

Re:	Registration Statement on Form S-3

We have acted as counsel to Kairos Pharma, Ltd., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuance from time to time of up to $75,000,000 of any combination of the following securities (the “Registered Securities”): (i) shares of common stock of the Company, par value $0.001 per share (“Common Stock”); (ii) shares of preferred stock of the Company, par value $0.001 per share (“Preferred Stock”); (iii) debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to indentures to be dated on or about the date of the first issuance of Debt Securities thereunder, as applicable, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form to be filed as Exhibits 4.5 and 4.6 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (collectively, the “Indentures”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder (each, a “Warrant Agreement”); and (v) units consisting of one or more of the other securities described in (i) through (iv) above in any combination (the “Units”).

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing, and assuming that (i) the Registration Statement and all amendments thereto (including post-effective amendments) will have become effective under the Registered Securities Act and will continue to be so effective, (ii) a prospectus supplement to the prospectus contained in the Registration Statement, describing the Registered Securities offered thereby, will have been prepared and filed with the Commission under the Securities Act, (iii) all Registered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iv) with respect to any newly-issued shares of Common Stock or Preferred Stock, as applicable, authorized under the organizational documents of the Company and not otherwise reserved for issuance, (v) the organizational documents of the Company, each as amended as of the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of our opinions set for the below, (vi) none of the terms of any Registered Security to be established subsequent to the date hereof, nor the issuance, sale or delivery of such Registered Security, nor the compliance by the Company with the terms of such Registered Security, (a) will violate (1) any applicable law or (2) the organizational documents of the Company or (b) will result in violation or breach of (1) any provision of any instrument or agreement then binding upon the Company or any of its assets or (2) any restriction imposed by any court or governmental body having jurisdiction over the company or any of its assets, (vii) any applicable purchase, underwriting or similar agreement, and any other applicable agreement with respect to any Registered Securities offered or sold, will have been duly authorized and validly executed and delivered by the company and (viii) any Registered Securities issuable upon conversion, exchange exercise or settlement of any Security being offered or sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, exercise or settlement, we are of the opinion that:

1. With respect to shares of Common Stock, when (i) the board of directors (the “Board”) or a committee thereof has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Certificate of Incorporation and then-operative bylaws, either (A) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board or a committee thereof, then upon payment of the consideration therefor (not less than the par value of Common Stock) provided for therein; or (B) upon conversion, exchange or exercise of any other security in accordance with the terms of the security or the instrument governing the security providing for the conversion, exchange or exercise as approved by the Board or a committee thereof, for the consideration approved by the Board or a committee thereof (not less than the par value of Common Stock), such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to shares of any class or series of Preferred Stock, when (i) the Board or a committee thereof has taken all necessary corporate action to approve the issuance and terms of the shares of the class or series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a certificate of designation with respect to the class or series with the Secretary of State of the State of Delaware as required by applicable law (the “Certificate of Designation”); and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Certificate of Incorporation, Certificate of Designations and then-operative bylaws, either (A) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board or a committee thereof, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (B) upon conversion, exchange or exercise of any other security in accordance with the terms of the security or the instrument governing the security providing for the conversion, exchange or exercise as approved by the Board or a committee thereof, for the consideration approved by the Board or a committee thereof (not less than the par value of the Preferred Stock), such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

3. With respect to Debt Securities, when (i) the applicable Indenture has been duly authorized, executed and delivered by the Company and the Trustee; (ii) the Board or a committee thereof has taken all necessary corporate action to establish and approve the terms of such Debt Securities and approve the issuance and the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and in accordance with the applicable purchase, underwriting, similar agreement or other security approved by the Board or a committee thereof, then upon payment of the consideration provided for therein, such Debt Securities will constitute valid and binding obligations of the Company.

4. With respect to Warrants, when (i) the Board or a committee thereof has taken all necessary corporate action to establish and approve the terms of such Warrants and approve the issuance of such Warrants, the terms of the offering thereof and related matters; (ii) the Warrant Agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company; (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement and the applicable purchase, underwriting or similar agreement approved by the Board or a committee thereof; and (iv) any shares of Common Stock, Preferred Stock or Debt Securities for which such Warrants are exercisable have been duly and validly authorized and reserved for issuance and sale, then upon payment of the consideration approved by the Board or a committee thereof, the Warrants will constitute valid and binding obligations of the Company.

5. With respect to Units, when (i) the Board or a committee thereof has taken all necessary corporate action to establish and approve the terms of the Units, the terms of the offering thereof and related matters; and (ii) the Units have been duly executed and delivered in accordance with the applicable purchase, underwriting or similar agreement approved by or on behalf of the Board or a committee thereof, then upon payment of the consideration approved by the Board or a committee thereof (not less than the par value of Common Stock), the Units will constitute valid and binding obligations of the Company.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

a.	Our opinions herein are expressed solely with respect to the Delaware General Corporation Law (the “DGCL”), and, as to the Debt Securities, the Warrants, and the Units constituting valid and binding obligations of the Company, the applicable laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement. The opinions set forth herein related to the Warrants and the Units assume that such Warrants and Units will be governed by New York law. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same that may occur after the Registration Statement becomes effective. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise after the Registration Statement becomes effective. The opinion set forth herein related to Debt Securities assumes that loans or forbearances which are to be made or advanced to the Company in one or more installments pursuant to a series of Debt Securities issued under any of the Indentures shall aggregate not less than $2,500,000.

b.	Our opinions set forth above are subject to and may be limited by (i) applicable bankruptcy, reorganization, insolvency, conservatorship, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, impossibility of performance, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

c.	Our opinions are subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

d.	You have informed us that you intend to issue the Registered Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Registered Securities you will afford us an opportunity to review the operative documents pursuant to which such Registered Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Registered Securities.

We consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to any and all references to us in the prospectus which is part of said Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guaranty nor may one be inferred or implied.

Very truly yours,

/s/ Dorsey & Whitney LLP